UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 12, 2009

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas	67206
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01.	Regulation FD Disclosure.

Hawker Beechcraft Acquisition Company, LLC (the “Company”) in order to allow investors to understand the Company’s covenant compliance, is providing a reconciliation of net income to Earnings Before Interest, Taxes, Depreciation and Amortization as defined in its credit facility (“Covenant EBITDA”). Under its credit facility, the Company is required to comply with a maximum net consolidated secured debt ratio financial covenant based on the calculation of Covenant EBITDA. The maximum consolidated secured debt ratio allowed under the credit facility for the quarter ended September 27, 2009 was 3.88 to 1.00. Following the second amendment to the Company’s credit facility, compliance with the secured debt ratio test under Section 6.10 of the credit agreement has been waived.

The reconciliation of net income to Covenant EBITDA for the twelve months ended September 27, 2009 is set forth below. Consolidated secured debt shown below includes $20.0 million of off-balance sheet debt related to airport special purpose revenue bonds issued in support of the Company’s facility improvements at two of its company-owned service centers.

Net Income	$(588.4)
After-tax extraordinary (gains) / losses and expenses	107.4
Capital stock dispositions	(1.8)
Early extinguishment of indebtedness or hedging obligations	(352.1)
Non-cash impairment charges or write-downs	613.0
Non-cash compensation charges	2.9
Project start-up costs	135.4
Unrealized (gain) / loss from foreign currency hedging obligations	48.1
Consolidated Net Income	$(35.5)
Income taxes	85.6
Interest expense	169.1
Depreciation and amortization	159.1
Other non-cash charges	114.5
Minority interest expense	0.5
Management fees	2.0
Pro forma net cost savings and operational improvements	49.5
Covenant EBITDA	$544.8

Consolidated Secured Debt (net of cash)	$1,353.8
Consolidated Secured Debt Ratio	2.48x
Covenant Required	3.88x

Covenant EBITDA is a non-GAAP measure our management uses as a measure to calculate the Company’s compliance with the financial covenants contained in the Company’s credit facility. EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Covenant EBITDA also eliminates the impact of a number of items as set forth under the Company’s credit facility.

Covenant EBITDA and the related ratio data have limitations as analytical tools, and you should not consider these items in isolation, or as a substitute for analysis of the Company’s results reported under GAAP. Some of these limitations are:

•	it does not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	it does not include research and development costs associated with new program development;

•	it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Covenant EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Covenant EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on the Company’s GAAP results and using Covenant EBITDA only supplementally. You are encouraged to evaluate each adjustment and the reasons the Company considers it appropriate for supplemental analysis. In addition, in evaluating Covenant EBITDA, you should be aware that in the future the Company may incur expenses similar to the adjustments in this presentation. The Company’s presentation of Covenant EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/S/ JAMES D. KNIGHT
James D. Knight, Vice President and Controller

Dated: November 12, 2009